THE TAX HAS BEEN PAID AND THE PROPER DOCUMENTARY STAMPS HAVE BEEN AFFIXED TO THE AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT DATED OF EVEN DATE HEREWITH SECURING THIS PROMISSORY NOTE.

THIS CONSOLIDATED REVOLVING PROMISSORY NOTE CONSOLIDATES THE FOLLOWING PROMISSORY NOTES: (A) PROMISSORY NOTE BY ARVIDA/JMB PARTNERS, A FLORIDA GENERAL PARTNERSHIP ("ORIGINAL BORROWER") IN THE ORIGINAL PRINCIPAL AMOUNT OF ONE THOUSAND AND 00/100 DOLLARS, IN FAVOR OF SOUTHEAST FLORIDA HOLDINGS, INC., AN ILLINOIS CORPORATION ("ORIGINAL LENDER") AS ASSIGNED BY ORIGINAL LENDER TO LENDER AND AS ASSUMED BY MAKER FROM ORIGINAL BORROWER PURSUANT TO THAT CERTAIN ASSIGNMENT AND ASSUMPTION OF NOTE AND MORTGAGE DATED OF EVEN DATE HEREWITH; AND (B) FUTURE ADVANCE REVOLVING PROMISSORY NOTE IN THE AMOUNT OF TWENTY-THREE MILLION NINE HUNDRED NINETY-NINE THOUSAND AND 00/100 DOLLARS ($23,999,000.00) BY MAKER IN FAVOR OF LENDER DATED OF EVEN DATE HEREWITH

                     CONSOLIDATED REVOLVING PROMISSORY NOTE

$24,000,000.00                         Fort Lauderdale, Florida
                                                  Date: January 14, 1994


      FOR VALUE RECEIVED, the undersigned, Arvida Grand Bay Limited Partnership - I, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - II, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - III, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - IV, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - V, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - VI, a Delaware limited partnership, and Arvida Grand Bay Properties, Inc., a Delaware corporation located at 900 North Michigan Avenue, Chicago, Illinois 60611 (hereinafter collectively referred to as "Maker"), promises to pay to the order of Barnett Bank of Broward County, N.A., a national banking association, its successors and/or assigns ("Lender"), at One East Broward Boulevard, Fort Lauderdale, Florida 33301, Attention: Commercial Real Estate Lending Department, or at such other place as may be designated in writing by Lender, the principal sum of Twenty-Four Million and 00/100 Dollars ($24,000,000.00), or so much thereof as may be advanced, together with interest thereon from the date of advances on the outstanding principal balance at the annual variable rate of three-quarters percent (3/4%) above the prime interest rate established by Barnett Banks, Inc. as calculated on a daily basis upon the principal balance from time to time outstanding, but not to exceed the maximum rate permitted by law. For the purposes of this Note, the prime interest rate shall be the annual rate of interest as announced as its prime rate from time to time by Barnett Banks, Inc. The prime rate is a reference rate for the information and use of the Lender in establishing the actual rates to be charged to its borrowers. If at any time, or from time to time, such prime interest rate increases or decreases, then the rate of interest hereunder shall be correspondingly increased or decreased effective the date on which any such change is made.

      Provided there exists no Event of Default, as defined in the Construction Loan Agreement by Maker in favor of Lender dated of even date herewith, Maker may borrow from Lender not to exceed Twenty-Four Million and 00/100 Dollars ($24,000,000.00) as evidenced by this Note. All advances shall bear interest initially at the rate in effect on the date on which each advance is made and shall change thereafter as the interest rate set forth herein changes. The outstanding principal balance due hereunder may fluctuate up and down, from time to time, at Maker's option, but shall not exceed Twenty-Four Million and 00/100 Dollars ($24,000,000.00) in aggregate principal amount outstanding at any one time.

      Interest only, calculated on the daily outstanding balance of all advances pursuant to the Note, shall be due and payable on the first day of the first month immediately following the first disbursement or advance of loan proceeds pursuant to this Note, and continuing on the first day of each month thereafter until maturity.

      The outstanding principal balance and all accrued but unpaid interest shall be fully due and payable on January 14, 1996 ("Maturity Date"), unless extended as set forth herein.

      Interest hereunder shall be computed on the basis of a 360-day year for the actual number of days in the interest period.

      This Note may be prepaid in whole or in part without penalty or premium.


      All payments of principal and interest shall be made in lawful money of the United States which shall be legal tender in payment of all debts, public and private, at the time of payment.

      This Note is secured by a first Mortgage and Security Agreement by Arvida/JMB Partners, a Florida general partnership in favor of Southeast Florida Holdings, Inc., an Illinois corporation dated September 1, 1993 and recorded in Official Records Book 2546 at Page 2460 of the Public Records of Sarasota County, Florida, as assigned to Lender and assumed by Maker pursuant to that certain Assignment and Assumption of Note and Mortgage dated of even date herewith and as restated and amended in that certain Amended and Restated Mortgage and Security Agreement also dated of even date herewith (collectively the "Mortgage") executed by Maker, which Mortgage constitutes a first lien on certain real and personal property in Sarasota County, Florida of which Arvida Grand Bay Limited Partnership - I and Arvida Grand Bay Properties, Inc. are the fee simple owners. Reference is hereby made to the Mortgage and to the Construction Loan Agreement of even date herewith for a description of events of default and rights of acceleration of the Maturity Date in the event of default. It is expressly agreed that all of the covenants, conditions and agreements contained in the Mortgage and the Construction Loan Agreement are made a part of this Note. Upon default in the payment of principal or interest or both due on any note secured by said Mortgage, including, but not limited to this Note, all notes so secured and remaining unpaid shall become due and payable, notwithstanding the terms and provisions of these notes.

      In the event any scheduled payment of the principal sum, or any installment thereof, or any interest thereon, as above provided, is not made within fifteen days of when payment is due, this Note may be declared in default and the entire amount of this Note, including the principal balance then outstanding, together with all interest accrued thereon, shall become immediately due and payable, at the option of Lender and without notice (the Maker hereby expressly waives notice of such default), time being of the essence of this agreement. Notwithstanding anything to the contrary set forth herein, Lender shall provide Borrower with written notice prior to the first of each month of the interest installment to be paid for each month. If Borrower does not receive written notice of any monthly interest installment from Lender, Borrower shall provide written notice to Lender no later than the first day of the month for which the interest installment is due of Lender's failure to provide Borrower with a written notice of the interest installment, and said interest installment shall be due and payable the later of (a) fifteen (15) days from receipt by Borrower of a written notice of the monthly interest installment and (b) the fifteenth day of each month during the term of the Loan, as hereinafter defined. Further, any payment required to be paid by this Note, the Mortgage or the Construction Loan Agreement, with the exception of interest and principal, shall be due and payable no later than fifteen (15) days from receipt by Borrower from Lender of written notice of the required payment.

      Payment of this obligation is further secured by various assignments and other instruments of even date herewith, executed by Maker in favor of Lender.

All such assignments and instruments from time to time securing payment of all or any portion of this obligation are jointly and severally called the "Other Loan Documents." In the event there is an Event of Default as defined in the Construction Loan Agreement, Mortgage and Other Loan Documents, beyond any applicable grace or cure period, this Note shall after the expiration of any applicable grace or cure period, be declared in default and the entire amount of this Note, including the principal balance then outstanding, together with all interest accrued thereon, shall be accelerated and declared to be immediately due and payable at the option of Lender.

      Provided that no Event of Default (as said term is defined in the Mortgage, Construction Loan Agreement or other Loan Documents, as defined herein) has occurred, and provided there is no default under the Loan which Borrower has received notice of, and Borrower has not cured (unless the applicable cure period has not then expired), Lender will extend the Maturity Date of this Note for up to one (1) additional year ("Option Term") upon Borrower's request, so long as the following additional conditions are satisfied:

            (a) Maker shall pay to Lender a pro-rata extension fee equal to the sum of one-half percent (1/2%) per annum of (i) the outstanding principal balance of the loan evidenced by this Note ("Loan") on the date of the extension, plus (ii) the amount of the Loan funds committed by Lender to be funded during the Option Term, but remaining unfunded as such committed amount may have been reduced by Borrower;

            (b) Maker shall execute a renewal note and other appropriate documentation required by Lender, and Guarantor shall execute any appropriate documentation required by Lender, in form and substance satisfactory to the Lender;

            (c) Maker shall pay all reasonable third-party out-of-pocket expenses, including reasonable attorneys' fees and costs of Lender's counsel;

            (d) Maker shall deliver notice to Lender of the requested extension at least thirty (30) days prior to the Maturity Date of this Note;

            (e) Maker shall have received certificates of occupancy evidencing completion of the common areas and elevators of the Phase I Building, as defined in the Construction Loan Agreement, and certificates of occupancy evidencing completion of thirty-seven (37) Units, as also defined in the Construction Loan Agreement located in the Phase I Building; and

            (f) The Units in the Phase I Building for which certificates of occupancy have not been obtained, shall be substantially completed, which shall be defined to mean that ninety percent (90%) of the budgeted amount for each of said Units, as set forth in the Loan Budget, as defined in of the Construction Loan Agreement, shall have been expended.

      The Maker agrees if Lender is the prevailing party in any legal proceeding enforcing this Note, Lender shall be entitled to recover its third-party reasonable out-of-pocket costs of suit, including reasonable attorneys' fees and costs, at both trial and appellate levels and in any bankruptcy action.

      Each maker, endorser and guarantor or any person, firm or corporation becoming liable under this Note hereby consents to any extension or renewal of this Note or any part hereof, without notice, and agrees that they will remain liable under this Note during any extension or renewal hereof, until the debts represented hereby are paid in full.

      The Maker and any endorsers, and all others who are, or who may become liable for the payment hereof with the exception of the Guarantor, severally expressly grant to the Lender a continuing first lien security interest in any and all money, general or specific deposits, or property of any such parties now or hereafter in the possession of the Lender. The Maker and such other parties authorize and empower the Lender, in its sole discretion, at any time after the occurrence of an Event of Default hereunder to appropriate and, in such order as Lender may elect, apply any such money, deposits or property to the payment hereof or to the payment of any and all indebtedness, liabilities and obligations of such parties to the Lender or any of the Lender's affiliates, whether now existing or hereafter created or arising or now owned or howsoever after acquired by the Lender or any of the Lender's affiliates (whether such indebtedness, liabilities and obligations are or will be joint or several, direct or indirect, absolute or contingent, liquidated or un-liquidated, matured or unmatured, including, but not limited to, any letter of credit issued by the Lender for the account of any such parties).

      Provided Lender has not exercised its right to accelerate this Note as herein provided, in the event any scheduled payment of principal required under this Note is not received by Lender by the fifteenth (15) day of the month, Maker shall pay Lender a late charge of five percent (5%) of the payment not so received calculated from the first day of the month, the parties agreeing that said charge is a fair and reasonable charge for the late payment and shall not be deemed a penalty or as compounding interest. Notwithstanding anything to the contrary set forth herein, Lender shall provide Borrower with written notice prior to the first of each month of the interest installment to be paid for each month. If Borrower does not receive written notice of any monthly interest installment from Lender, Borrower shall provide written notice to Lender no later than the first day of the month for which the interest installment is due of Lender's failure to provide Borrower with a written notice of the interest installment, and in the event the payment is not received by Lender by the later of (a) fifteen (15) days from receipt by Borrower of a written notice of the monthly interest installment and (b) the fifteenth day of each month during the term of the Loan, as hereinafter defined, Maker shall pay Lender a late charge of five percent (5%) of the payment not so received, the parties agreeing that said charge is a fair and reasonable charge for the late payment and shall not be deemed a penalty or as compounding interest. Further, if any payment required to be paid by this Note, the Mortgage or the Construction Loan Agreement, with the exception of interest and principal, is not paid within fifteen (15) days from receipt by Borrower from Lender of written notice of the required payment Maker shall pay Lender a late charge of five percent (5%) of the payment not so received, the parties agreeing that said charge is a fair and reasonable charge for the late payment and shall not be deemed a penalty or as compounding interest.


      In the event Lender accelerates this Note as herein provided or the full amount of outstanding principal and interest are not fully repaid to Lender on or before the Maturity Date, then the entire unpaid principal balance of this obligation, together with all interest accrued, shall bear interest from the date of default or from the Maturity Date, respectively, at the lesser of (i) five percent above the prime interest rate and (ii) the maximum rate permitted under applicable law, provided the maximum interest rate shall never be more than twenty-five percent (25%) ("Default Interest Rate"). Any late charge paid by Maker shall be applied to the Default Interest Rate charged by Lender after acceleration of the Note.

      Nothing herein contained, nor in any instrument or transaction related hereto, shall be construed or so operate as to require Maker, or any person liable for the payment of the Loan made pursuant to this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law as amended from time to time. Should any interest or other charges paid by Maker, or any party liable for the payment of the Loan made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by Lender, and all such excess shall be paid by Lender to Maker or to any party liable for the payment of the Loan made pursuant to this Note, it being the intent of the parties hereto that under no circumstances shall Maker or any party liable for the payment of the Loan hereunder, be required to pay interest in excess of the highest rate permissible under applicable law as amended from time to time.
By operation of Section 687.12, Florida Statutes (1991), the interest rate charged under this Note is authorized by Chapters 658, 665 and 687, Florida Statutes (1991) and applicable federal law.

      All persons now or at any time liable for payment of this Note hereby waive presentment, protest, notice of protest and dishonor. The Maker expressly consents to any extension or renewal, in whole or in part, and all delays in time of payment or other performance which Lender may grant at any time and from time to time without limitation and without any notice or further consent of the undersigned.

      The remedies of Lender as provided herein, or in the Mortgage, the Construction Loan Agreement or the Other Loan Documents shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as the occasion therefor shall arise.

      This Note is to be construed according to the applicable laws of the State of Florida and the United States of America. Any action brought upon the enforcement of this Note is hereby authorized to be instituted and prosecuted in Broward County, Florida, or at the United States District Court for the Southern District of Florida, at the election of Lender.

      This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      Except as expressly set forth in that certain Continuing and Unconditional Guaranty of Arvida/JMB Partners, L.P., a Delaware limited partnership (the "Guarantor") in favor of Lender dated of even date herewith (the "Guaranty"), but notwithstanding anything to the contrary in this Note, the Mortgage, the Construction Loan Agreement or any other Loan Documents, neither any present nor future constituent partner in, or agent of Maker, nor any person or entity that, directly or indirectly (i.e., through one or more additional partnerships), is a partner in any partner in Maker, nor any shareholder, member, officer, manager, director, employee or agent of any corporation or limited liability company that, directly or indirectly, (i.e., through one or more additional partnerships) is a constituent partner in Maker, shall be personally liable, directly or indirectly, under or in connection with this Note, the Mortgage, the Construction Loan Agreement, or any other Loan Documents, or any instrument securing or otherwise executed in connection with this Note, the Mortgage, the Construction Loan Agreement, or any other Loan Documents, or any certificate delivered in connection with this Note, the Mortgage, the Construction Loan Agreement, or any other Loan Documents, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter; except as expressly set forth in the Guaranty, the recourse of Lender and each of its successors and assignees under or in connection with this Note, the Mortgage, the Construction Loan Agreement, any other Loan Documents and such instruments and certificates, and any such amendments or modifications, shall be limited to the assets of Maker only, and Lender and each of its successors and assignees waives and does hereby waive any such personal liability. For the purposes of this Note, the Mortgage, the Construction Loan Agreement, each other Loan Document and any such instruments and certificates, and any such amendments or modifications, neither the negative capital account of a partner, nor any obligation of any partner to restore a negative capital account or to contribute capital to Maker or any other partnership shall be deemed to be the property or an asset of Maker or any other partnership (and neither Lender nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute).

      At such time that any entity which comprises Maker shall have paid principal payments in an amount equal to the total amount funded under the Loan for the construction of improvements as described in the Construction Loan Agreement on property owned by that entity, and provided there exists no Event of Default as defined in the Construction Loan Agreement, then Lender shall release the entity which has made the above-described principal payments from any and all liability pursuant to this Note.

      MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

      IN WITNESS WHEREOF, the undersigned has executed this Note on the date specified below.

                                    MAKER:

                                    ARVIDA GRAND BAY LIMITED
                                    PARTNERSHIP - I, a Delaware
                                    limited partnership

                                    By: ARVIDA GRAND BAY MANAGERS, INC.,
                                        a Delaware corporation,
                                        general partner                  (SEAL)


                                        By:_____________________________
                                           Vincent P. Donahue,
                                           Vice President


                                    Dated: January ___, 1994


                                    ARVIDA GRAND BAY LIMITED
                                    PARTNERSHIP - II, a Delaware
                                    limited partnership

                                    By: ARVIDA GRAND BAY MANAGERS, INC.,
                                        a Delaware corporation,
                                        general partner                  (SEAL)


                                        By:_____________________________
                                           Vincent P. Donahue,
                                           Vice President

                                    Dated: January ___, 1994



                                    ARVIDA GRAND BAY LIMITED
                                    PARTNERSHIP - III, a Delaware
                                    limited partnership

                                    By: ARVIDA GRAND BAY MANAGERS, INC.,
                                        a Delaware corporation,
                                        general partner                  (SEAL)


                                        By:_____________________________
                                           Vincent P. Donahue,
                                           Vice President

                                    Dated: January ___, 1994

                                    ARVIDA GRAND BAY LIMITED
                                    PARTNERSHIP - IV, a Delaware
                                    limited partnership

                                    By: ARVIDA GRAND BAY MANAGERS, INC.,
                                        a Delaware corporation,
                                        general partner                  (SEAL)


                                        By:_____________________________
                                           Vincent P. Donahue,
                                           Vice President

                                    Dated: January ___, 1994

                                    ARVIDA GRAND BAY LIMITED
                                    PARTNERSHIP - V, a Delaware
                                    limited partnership

                                    By: ARVIDA GRAND BAY MANAGERS, INC.,
                                        a Delaware corporation,
                                        general partner                  (SEAL)


                                        By:_____________________________
                                           Vincent P. Donahue,
                                           Vice President

                                    Dated: January ___, 1994


                                    ARVIDA GRAND BAY LIMITED
                                    PARTNERSHIP - VI, a Delaware
                                    limited partnership

                                    By: ARVIDA GRAND BAY MANAGERS, INC.,
                                        a Delaware corporation,
                                        general partner                  (SEAL)


                                        By:_____________________________
                                           Vincent P. Donahue,
                                           Vice President

                                    Dated: January ___, 1994

                                    ARVIDA GRAND BAY PROPERTIES,
                                    INC., a Delaware corporation         (SEAL)


                                    By:_____________________________
                                       Vincent P. Donahue,
                                       Vice President

                                    Dated:  January ___, 1994





STATE OF FLORIDA    )
                      : ss.
COUNTY OF ____________)

      The foregoing instrument was acknowledged before me this ____ day of January, 1994, by Vincent P. Donahue, Vice President of Arvida Grand Bay Managers, Inc., a Delaware corporation, general partner of Arvida Grand Bay Limited Partnership - I, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - II, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - III, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - IV, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - V, a Delaware limited partnership, and Arvida Grand Bay Limited Partnership - VI, a Delaware limited partnership, on behalf of the limited partnerships. He is personally known to me or has produced ___________________________ as identification.

                                           ______________________________
                                           Notary Public

                                           Name of Notary Printed:
                                           ______________________________
My commission expires:                                            (NOTARY SEAL)

My commission number is:

STATE OF FLORIDA    )
                      : ss.
COUNTY OF ____________)

      The foregoing instrument was acknowledged before me this ____ day of January, 1994, by P. Vincent Donahue, Vice President of Arvida Grand Bay Properties, Inc., a Delaware corporation, on behalf of the corporation. He is personally known to me or has produced ___________________________ as identification.

                                           ______________________________
                                           Notary Public

                                           Name of Notary Printed:
                                           ______________________________
My commission expires:                                            (NOTARY SEAL)

My commission number is:



FTL-90106.4
1/10/94